SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                   Golden Opportunity Development Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                                           87-0067813
             ------                                           ----------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
            ---------------------------------------------------------
                    (Address of principal executive offices)


    2000 Employee Benefit Plan of Golden Opportunity Development Corporation
    ------------------------------------------------------------------------
                            (Full title of the plan)


  LaVonne L. Frost, 711 South Carson Street, Suite 1, Carson City, Nevada 89701
  -----------------------------------------------------------------------------
           (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (775) 883-5755
                                                                --------------


                         CALCULATION OF REGISTRATION FEE
=============================   ===============   ===========================   ========================== ===================
Title of Securities to be       Amounts to        Proposed Maximum              Proposed Maximum            Amount of
Registered                      be                Offering Price Per            Aggregate Offering          Registration
                                Registered        Share(1)                      Price                       Fee
Common Stock,
$0.001 par value                300,000            $0.13                        $39,000                     $10.30
==============================  ================  ============================  =========================== ==================


(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the book value of the registrant's common stock as of June30, 2000, the date of the most recent financial statements of the registrant.

    2000 Employee Benefit Plan of Golden Opportunity Development Corporation
                  Cross-Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading
------------------------------------------------        ------------------

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Golden Opportunity Development Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     1. The Company's Form 10-SB/A-2 filed with the Securities and Exchange Commission on May 2, 2000.

     2. The Company's Form 10-KSB/A-2 filed with the Securities and Exchange Commission on August 2, 2000.

     3. The Company's Form 10-QSB filed with the Securities and Exchange Commission on August 14, 2000.

     4. The Company's definitive Schedule 14C filed with the Securities and Exchange Commission on September 8, 2000.

     5. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on October 15, 1999 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB Registration Statement filed with the Commission on October 15, 1999, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

Michael Golightly, an attorney licensed to practice law in the States of Utah and Texas, is named herein as having rendered an opinion on the validity of the securities being registered herein and with respect to legal matters concerning the registration and offering of the securities referred to herein. Mr. Golightly will be paid 1,000 shares of the $0.001 par value shares of the Company's stock pursuant to the Company's 2000 Benefit Plan as compensation for his legal work, which shares represent less than one percent (1%) of the issued and outstanding shares of the Company. The shares were received by Mr. Golightly for services rendered to the Company with respect to the S-8 filing with the Securities and Exchange Commission.

Item 6. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company's Bylaws and section 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

Indemnification: The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Sections of the Nevada Revised Statutes, provisions of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Item 7.   Exemption from Registration Claimed

No restricted securities are being reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 6.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on September 27, 2000

                              Golden Opportunity Development Corporation


                              By:/s/  Richard D. Surber
                              -------------------------
                              Richard D. Surber, President/CEO & Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




Signature                     Title             Date
---------                     -----             ----


/s/  Richard D. Surber        Director          September 27, 2000
------------------------
Richard D. Surber



/s/  John E. Fry, Jr.         Director          September 27, 2000
------------------------
John E. Fry, Jr.



/s/ Svetlana Senkovskaia      Director          September 27, 2000
------------------------
Svetlana Senkovskaia

                                INDEX TO EXHIBITS


                                                                                Sequentially
Exhibits   SEC Ref. No.     Description of Exhibit                              Numbered Pages
--------   ------------     ----------------------                              --------------
A           5, 23(b)        Opinion and consent of Counsel with respect to            7
                            the legality of the issuance of securities being
                            issued

B              23(a)        Consent of Accountant                                     9

C               4           2000 Employee Benefit Plan of the Company                 10

D              99           Section 10(a) Prospectus                                  14